Exhibit 21.1

Subsidiaries of Chrysler Group LLC

as of September 1, 2013

Name	Jurisdiction

0847574 B.C. Unlimited Liability Company	British Columbia
Alhambra Chrysler Jeep Dodge, Inc.	Delaware
Auburn Hills Mezzanine LLC	Delaware
Auburn Hills Owner LLC	Delaware
Autodie LLC	Delaware
Bessemer Chrysler Jeep Dodge, Inc.	Delaware
Carco Intermediate Mexico LLC	Delaware
CG Co-Issuer Inc.	Delaware
CG EC1 LLC	Delaware
CG EC2 LLC	Delaware
CG MID LLC	Delaware
CG Venezuela UK Holdings Limited	UK
Chrysler (Hong Kong) Automotive Limited	Hong Kong
Chrysler Argentina S.R.L.	Argentina
Chrysler Asia Pacific Investment Co., Limited	China
Chrysler Australia Pty Ltd.	Australia
Chrysler Austria Gesellschaft mbH	Austria
Chrysler Balkans d.o.o. Beograd	Serbia
Chrysler Belgium Luxembourg NV/SA	Belgium
Chrysler Canada Cash Services Inc.	Ontario
Chrysler Canada Inc.	Canada
Chrysler Chile Importadora Limitada	Chile
Chrysler Czech Republic s.r.o.	Czech Republic
Chrysler Danmark ApS	Denmark
Chrysler de Mexico, S.A. de C.V.	Mexico
Chrysler de Venezuela LLC	Delaware
Chrysler Deutschland GmbH	Germany
Chrysler Espana S.L.	Spain
Chrysler France S.A.S.	France
Chrysler Group (China) Sales Limited	China
Chrysler Group Auto Transport LLC	Delaware
Chrysler Group Dealer Capital LLC	Delaware
Chrysler Group do Brasil Comercio de Veiculos Ltda.	Brazil
Chrysler Group Dutch Operating LLC	Delaware
Chrysler Group Egypt Limited	Egypt
Chrysler Group International LLC	Delaware
Chrysler Group International Services LLC	Delaware
Chrysler Group Middle East FZ-LLC	Dubai
Chrysler Group Minority LLC	Delaware
Chrysler Group Realty Company LLC d/b/a Chrysler Group Realty LLC	Delaware

Chrysler Group Service Contracts LLC	Delaware
Chrysler Group Taiwan Sales Ltd.	Taiwan
Chrysler Group Transport LLC	Delaware
Chrysler Group Vans LLC	Delaware
Chrysler India Automotive Private Limited	India
Chrysler International GmbH	Germany
Chrysler Investment Holdings LLC	Delaware
Chrysler Italia S.r.l.	Italy
Chrysler Japan Co., Ltd.	Japan
Chrysler Jeep International S.A.	Belgium
Chrysler Jeep Ticaret, S.A.	Turkey
Chrysler Korea Ltd.	Korea
Chrysler Lease Receivables 1 Inc.	Canada
Chrysler Lease Receivables 2 Inc.	Canada
Chrysler Lease Receivables Limited Partnership	Canada
Chrysler Management Austria GmbH	Austria
Chrysler Mexico Holding, S. de R.L. de C.V.	Mexico
Chrysler Mexico Investment Holdings Cooperatie U.A.	Netherlands
Chrysler Nederland B.V.	Netherlands
Chrysler Netherlands Distribution B.V.	Netherlands
Chrysler Netherlands Holding Cooperatie U.A.	Netherlands
Chrysler Polska sp.Z.o.o.	Poland
Chrysler Receivables 1 Inc.	Canada
Chrysler Receivables 2 Inc.	Canada
Chrysler Receivables Limited Partnership	Canada
Chrysler Russia SAO	Russian Federation
Chrysler South Africa (Pty) Limited	South Africa
Chrysler South East Asia Pte. Ltd.	Singapore
Chrysler Sweden AB	Sweden
Chrysler Switzerland GmbH	Switzerland
Chrysler UK Limited	UK
Chrysler UK Pension Trustees Limited	UK
CNI CV	Netherlands
CpK Interior Products Inc.	Canada
Downriver Dodge, Inc.	Delaware
Fundacion Chrysler, I.A.P.	Mexico
Global Engine Manufacturing Alliance LLC	Delaware
Gwinnett Automotive Inc.	Delaware
La Brea Avenue Motors, Inc.	Delaware
Mopar Auto Parts (Shanghai) Trading Co., Ltd.	China
New Carco Acquisition Canada Limited	Canada
New Carco Acquisition Holdings Canada Limited	Ontario
North Tampa Chrysler Jeep Dodge, Inc.	Delaware
Operadora G.C., S.A. de C.V.	Mexico
Superstition Springs Chrysler Jeep, Inc. d/b/a Superstition Springs Chrysler Jeep Dodge, Inc.	Delaware
Superstition Springs MID LLC	Delaware
The Chrysler Foundation	Michigan